UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 8, 2022 (September 7, 2022)

MULLEN AUTOMOTIVE INC.

__________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 7, 2022 (the “Closing Date”), Mullen Automotive Inc. (the “Company”) consummated the acquisition of 544,347 shares of common stock of Bollinger Motors, Inc., a Delaware corporation (“Bollinger Motors”), representing approximately 60% of the outstanding equity ownership on a fully-diluted basis (after giving effect to the conversion or exercise of any outstanding debt and equity securities or equivalents), for an aggregate purchase price of approximately $148.2 million paid in a combination of cash and shares of the Company’s Common Stock. The Company acquired the shares pursuant to (i) that certain Common Stock Purchase Agreement (the “Primary Purchase Agreement”), dated as of the Closing Date, by and among the Company, Bollinger Motors, and Robert Bollinger, (ii) that certain Common Stock Purchase Agreement (the “Bollinger Purchase Agreement”), dated as of the Closing Date, by and between the Company and Robert Bollinger, (iii) that certain Common Stock Purchase Agreement (the “Masters Purchase Agreement”), dated as of the Closing Date, by and between the Company and John Masters and (iv) that certain Common Stock Purchase Agreement (the “Seaport Purchase Agreement” and together with the Primary Purchase Agreement, the Bollinger Purchase Agreement, and the Masters Purchase Agreement, collectively, the “Purchase Agreements”), dated as of the Closing Date, by and between the Company and Seaport Global Asset management SPV LLC – Series A (together with Robert Bollinger and John Masters, the “Sellers”). The Company acquired 282,825 shares of common stock of Bollinger Motors directly from Bollinger Motors as a new issuance of shares and purchased an additional 261,522 shares of common stock of Bollinger Motors from the Sellers (collectively, the “Bollinger Acquisition”).

Pursuant to the Primary Purchase Agreement, in consideration for the issuance of the shares of Bollinger Motors, the Company agreed to pay Bollinger Motors total consideration of up to approximately $77 million, minus an amount equal to 60% of estimated accrued taxes. At closing, $15 million was paid to Bollinger Motors and $30 million was deposited in a cash escrow account, which will be released to Bollinger Motors in four separate distributions as follows: (a) on or before the fifth business day of November 2022 $7,500,000; (b) on or before the fifth business day of February 2023 $7,500,000; (c) on or before the fifth business day of May 2023 $7,500,000; and (d) on or before the fifth business day of August 2023 $7,500,000. In addition, the Company has agreed to pay $32 million to Bollinger Motors in five separate separate payments as follows: (a) within thirty (30) calendar days after Closing Date $10,000,000; (b) on or before the fifth business day of November 2022 $5,500,000; (c) on or before the fifth business day of February 2023 $5,500,000; (d) on or before the fifth business day of May 2023 $5,500,000; and (e) on or before the fifth business day of August 2023 $5,500,000 (collectively, the “Installment Payments”). To secure the Installment Payments, the Company instructed Continental Stock Transfer & Trust Company, its transfer agent, to reserve for issuance in the name of Bollinger Motors shares of Company’s Common Stock valued at $38,400,000, equal to 59,277,555 shares of the Company Common Stock (calculated using the five (5) trading day volume weighted average price for the period ending September 2, 2022) (equal to 120% of unpaid Installment Payments), which shall be adjusted on a quarterly basis to ensure that the value of such shares is at all times equal to at least 120% of the unpaid Installment Payments.

In addition, pursuant to the Bollinger Purchase Agreement, the Masters Purchase Agreement and the Seaport Purchase Agreement, in consideration for the purchase of shares of Bollinger Motors, the Company has agreed to pay the Sellers an aggregate of up to approximately $71.2 million consisting of $30 million in cash and $41.2 million worth of shares of the Company’s Common Stock, equal to 63,599,876 shares of the Company’s Common Stock (calculated using the five (5) trading day volume weighted average price for the period ending September 2, 2022) (the “Share Consideration”). At closing, $10 million was paid to the Sellers and $20 million was deposited in a cash escrow, which will be released to the Sellers in four separate distributions as follows: (a) on or before the fifth business day of November 2022; (b) on or before the fifth business day of February 2023; (c) on or before the fifth business day of May 2023; and (d) on or before the fifth business day of August 2023. Payment of the Share Consideration shall be effected within thirty (30) days after the Closing Date; provided, however, $10,000,000 worth of shares of the Company's Common Stock to be delivered to Robert Bollinger, as a seller, equal to 15,436,863 shares of the Company Common Stock (calculated using the five (5) trading day volume weighted average price for the period ending September 2, 2022), are subject to an escrow restriction for a period of 18 months, and during such additional time such shares of the Company's Common Stock remain subject to any claims for indemnification made by a Purchaser Indemnified Person (as defined in the Primary Purchase Agreement) pursuant to the Primary Purchase Agreement.

The Primary Purchase Agreement contains customary representations and warranties, indemnification, non-competition, non-solicitation, and confidentiality provisions. The Bollinger Purchase Agreement, the Masters Purchase Agreement and the Seaport Purchase Agreement contain customary indemnification provisions.

The foregoing description of the Purchase Agreements is a summary of their material terms, does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreements, copies of which are filed as Exhibits 2.1, 2.2, 2.3, and 2.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above is incorporated herein by reference. The shares of the Company’s Common Stock were issued to the Sellers without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in a transaction not involving a public offering and the Sellers represented they are an accredited investor. The Company relied on the exclusion from the registration requirements of the Securities Act afforded by Section 4(a)(2).

Item 7.01.	Regulation FD Disclosure.

On September 8, 2022, the Company issued a press release announcing its acquisition of a controlling interest in Bollinger Motors. A copy of the press release is attached hereto as Exhibit 99.1.

The press release and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(a)                 Financial Statements of Business Acquired. The Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-five (75) calendar days from September 7, 2022.

(b)                 Pro Forma Financial Information. The Company intends to file the unaudited pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-five (75) calendar days from September 7, 2022.

(d) Exhibits.

Exhibit No.	Description
2.1*	Common Stock Purchase Agreement, dated as of September 7, 2022, by and among Mullen Automotive Inc., Bollinger Motors, Inc., and Robert Bollinger.
2.2	Common Stock Purchase Agreement, dated as of September 7, 2022, by and among Mullen Automotive Inc. and Robert Bollinger.
2.3	Common Stock Purchase Agreement, dated as of September 7, 2022, by and among Mullen Automotive Inc. and John Masters.
2.4*	Common Stock Purchase Agreement, dated as of September 7, 2022, by and among Mullen Automotive Inc. and Seaport Global Asset management SPV LLC – Series A.
99.1	Press Release dated September 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Mullen Automotive Inc. has omitted certain exhibits pursuant to Item 601(a)(5) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission copies of any of the omitted exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: September 8, 2022	By:	/s/ David Michery
David Michery
Chief Executive Officer